                                                                EXHIBIT 99.10aaa

March 31, 2006

AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY INVESTMENT TRUST
4500 Main Street
Kansas City, Missouri  64111

Re:      Master Distribution and Individual Shareholder Services Plan

Dear Sir/Madam,

     As you are aware, American Century Investment Management,  Inc. ("ACIM") is
the  paying  agent  under the Master  Distribution  and  Individual  Shareholder
Services Plans (the "Rule 12b-1 Plans") of the classes of funds referenced below
(each  referred  to  individually  herein as a "Class" and  collectively  as the
"Classes").  Such  Classes are  parties to that  certain  Agreement  and Plan of
Reorganization  dated  December 14, 2005 (the "Plan of  Reorganization")  by and
among certain American  Century funds and Mason Street Funds,  Inc. on behalf of its individual series of shares (the "Mason Street Funds"). Pursuant to the Plan of Reorganization, each Class will be acquiring the assets of certain classes of shares of the Mason Street Funds solely in exchange for  newly-issued  shares of that Class (the  "Reorganizations").  The  closing of the  Reorganizations  (the
"Closing")  is  scheduled  to take  place at the  close  of the New  York  Stock
Exchange on March 31, 2006, or such other time and date agreed to by the parties to the Plan of Reorganization.

     In  connection  with the  Reorganizations,  ACIM  hereby  agrees to cap the payments to be collected under the Rule 12b-1 Plans of the following Classes for a period of two years after the Closing as follows:

---------------------------------------------------------------- ---------------
Class                                                            Maximum Payment
---------------------------------------------------------------- ---------------
American Century - Mason Street Small Cap Growth Fund - Class A       0.10%
---------------------------------------------------------------- ---------------
American Century International Value Fund - Class A                   0.10%
---------------------------------------------------------------- ---------------
American Century - Mason Street Select Bond - Class A                 0.23%
---------------------------------------------------------------- ---------------
American Century - Mason Street Small Cap Growth Fund - Class B       0.75%
---------------------------------------------------------------- ---------------
American Century - Mason Street Mid-Cap Growth Fund - Class B         0.90%
---------------------------------------------------------------- ---------------
American Century International Value Fund - Class B                   0.79%
---------------------------------------------------------------- ---------------
American Century - Mason Street Select Bond Fund - Class B            0.88%
---------------------------------------------------------------- ---------------

March 31, 2006

     The payment caps contained  herein are subject to and conditioned  upon the
Closing  of the  Reorganizations  for each  individual  Class  and  shall not be effective  for a  Class  until  the  Closing  of the  Reorganization  applicable thereto.  The  effectiveness  of the  payment  caps  for  any one  Class  is not dependent on the Closing of the Reorganization for any other Class.

                            Very truly yours,

                            William M. Lyons
                            President
                            American Century Investment Management, Inc.

Accepted and Agreed to:
AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY INVESTMENT TRUST

-----------------------------------------
William M. Lyons
President